Exhibit 10.32.2

December 10, 2012

Mr. Gary Muto

Re:	Amendment to Confidentiality, Non-Solicitation of Associates and Non-Competition Agreement

Dear Gary:

In consideration of your continued employment and other good and valuable consideration, this will confirm our agreement to amend the Confidentiality, Non-Solicitation of Associates and Non-Competition Agreement. Effective immediately, the Agreement is amended as follows:

(1)	The following sentence is added to the end of Paragraph 2(c):

Subject to Paragraph 2(h), the Company will commence to pay the Separation Pay, if any, payable under this Paragraph 2(c), on the first scheduled payroll date following the fifty-third (53rd) day following your separation date, provided that you have executed and not revoked the separation agreement referenced in Paragraph 2(g).

(2)	The last sentence of Paragraph 2(d) is deleted and replaced with the following:

Provided that you have executed and not revoked the separation agreement referenced in Paragraph 2(g), the Company will pay the STIP bonus, if any, payable under this Paragraph 2(d) when bonuses are paid to other Company executives under the STIP Plan, or the annual cash bonus plan in effect at the time of termination, but in no event later than two and a half (2½) months following the end of the performance period to which the STIP bonus relates.

(3)	The last sentence of Paragraph 2(e) is deleted and replaced with the following:

Provided that you have executed and not revoked the separation agreement referenced in Paragraph 2(g), the Company will pay the earned monies in the restricted cash feature of the STIP Plan, if any, in accordance with the payment schedule for active associates.

(4)	The last sentence of Paragraph 2(g) is deleted and replaced with the following:

You must sign the separation agreement within forty-five (45) days of receiving it. If you do not revoke the separation agreement within seven (7) days, the separation agreement will become effective on the eighth (8th) day following your execution of such agreement.

Exhibit 10.32.2

Except as amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

ANN INC.

/s/ Kay Krill

Kay Krill
President & Chief Executive Officer

Agreed:                    Date: December 18, 2012

/s/ Gary Muto

Gary Muto